UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006
WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-31486 (Commission File Number)	06-1187536 (I.R.S. Employer Identification No.)
Webster Plaza
Waterbury, CT 06702
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (203) 578-2476
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 6, 2006, Webster Financial Corporation (“Webster”) completed its acquisition of NewMil Bancorp, Inc. (“NewMil”) pursuant to an Agreement and Plan of Merger, dated April 24, 2006, by and between Webster and NewMil (the “Merger Agreement”). The Merger Agreement provided for the merger of NewMil with and into Webster, with Webster being the surviving corporation, and the subsequent merger of NewMil Bank with and into Webster Bank, N.A., with Webster Bank being the surviving institution and a wholly owned subsidiary of Webster. In accordance with the Merger Agreement, each issued and outstanding share of NewMil common stock was converted into approximately 0.8736 of a share of Webster common stock.
Webster’s press release, dated October 6, 2006, announcing the completion of the acquisition is attached hereto as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The Exhibit listed in the accompanying Exhibit Index is filed by reference as part of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 12, 2006	Webster Financial Corporation
/s/ Gerald P. Plush
By: Gerald P. Plush
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 6, 2006